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                                                    Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:
Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                        FOR FIRST QUARTER FISCAL 2012

Fremont, CA (September 29, 2011) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2012 ended August 31, 2011.

Net sales were $4.1 million in the first quarter of fiscal 2012, compared with $2.2 million in the first quarter of fiscal 2011. Aehr Test reported net income of $124,000, or $0.01 per diluted share, in the first quarter of fiscal 2012, compared to a net loss of $1.5 million, or $0.17 per diluted share, in the first quarter of fiscal 2011. The Company's net income for first quarter fiscal 2012 included a gain of $990,000 from the sale of its investment in ESA Electronics PTE Ltd.

Commenting on the results of the first quarter, Rhea Posedel, chairman and chief executive officer of Aehr Test Systems, said, "We are pleased to have started fiscal 2012 off with a profitable first quarter. Our revenues for the quarter grew 90% year-over-year and were up 10% sequentially. A major contributor to this growth was the shipment of a number of FOXTM-1 WaferPak contactors for full wafer, one touchdown sort testing of flash memory wafers. We also had an increase in ABTSTM revenues in the quarter, reflecting the inroads we are making in adding new customers. At the same time, we gained a new customer in China for our ABTS product and booked follow-on ABTS system orders from existing customers.

"Looking ahead, we are seeing a higher level of interest in our broad base of products," continued Posedel. "We remain focused on penetrating key production accounts with our ABTS and FOX products to grow our business."


Management Conference Call
Management of Aehr Test will host a conference call and webcast today, September 29, 2011 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter of fiscal 2012 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.









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Aehr Test Systems Reports First Quarter Fiscal 2012 Results
September 29, 2011
Page 2 of 5


About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOX and MAX systems and the DiePak (R)carrier. The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip.
The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                       [Financial Tables to Follow]



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Aehr Test Systems Reports First Quarter Fiscal 2012 Results
September 29, 2011
Page 3 of 5


                    AEHR TEST SYSTEMS AND SUBSIDIARIES
                Condensed Consolidated Statements of Operations
                   (in thousands, except per share data)
                                (unaudited)

                                                       Three Months Ended
                                                           August 31,
                                                     ----------  ----------
                                                         2011        2010
                                                     ----------  ----------
Net sales......................................          $4,130      $2,169
Cost of sales..................................           2,328       1,225
                                                     ----------  ----------
Gross profit...................................           1,802         944
                                                     ----------  ----------
Operating expenses:
  Selling, general and administrative..........           1,601       1,518
  Research and development.....................           1,082       1,142
  Gain on bankruptcy claim ....................              --        (155)
                                                     ----------  ----------
    Total operating expenses...................           2,683       2,505
                                                     ----------  ----------
    Loss from operations.......................            (881)     (1,561)

Interest income................................              --           2
Gain on sale of long-term investment...........             990          --
Other (expense) income, net ...................             (12)         44
                                                     ----------  ----------
    Income (loss) before income tax
    (benefit) expense..........................              97      (1,515)

Income tax (benefit) expense...................             (27)          1
                                                     ----------  ----------
    Net income (loss)..........................          $  124     $(1,516)
                                                     ==========  ==========

Net income (loss) per share
    Basic......................................          $ 0.01     $(0.17)
    Diluted....................................          $ 0.01     $(0.17)

Shares used in per share calculations:
    Basic......................................           8,932      8,667
    Diluted....................................           9,100      8,667








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Aehr Test Systems Reports First Quarter Fiscal 2012 Results
September 29, 2011
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)


                                                      Three Months Ended
                                                          August 31,
                                               -----------------------------
                                                   2011             2010
                                               -------------   -------------
GAAP net income (loss)......................         $   124         $(1,516)
Gain on bankruptcy claim1...................              --            (155)
Gain on sale of long-term investment2.......            (990)             --
Stock compensation expense..................             166             274
                                               -------------     ------------
Non-GAAP net loss...........................         $  (700)        $(1,397)
                                               =============     ============

GAAP net income (loss) per diluted share....          $ 0.01          $(0.17)
                                               =============     ============
Non-GAAP net loss per diluted share.........          $(0.08)         $(0.16)
                                               =============     ============
Shares used in GAAP diluted shares
  calculation...............................           9,100           8,667
                                               =============     ============
Shares used in non-GAAP diluted shares
  calculation...............................           8,932           8,667
                                               =============     ============

----------------------------------------------------------------------------

1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.

2 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).





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Aehr Test Systems Reports First Quarter Fiscal 2012 Results
September 29, 2011
Page 5 of 5
                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (unaudited)

                                                        August 31,      May 31,
                                                           2011           2011
                                                        ---------       --------
ASSETS
Current assets:
  Cash and cash equivalents .......................       $ 3,892        $ 4,020
  Accounts receivable, net.........................         2,633          1,432
  Inventories, net.................................         5,169          4,958
  Prepaid expenses and other ......................           247            161
                                                        ---------       --------
      Total current assets ........................        11,941         10,571

Property and equipment, net .......................           827            954
Other assets.......................................           178            558
                                                        ---------       --------
      Total assets ................................       $12,946        $12,083
                                                        =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ................................       $ 1,473        $   885
  Accrued expenses ................................         1,451          1,434
  Deferred revenue ................................           209            221
                                                        ---------       --------
      Total current liabilities ...................         3,133          2,540

Income tax payable.................................           165            204
Deferred lease commitment .........................           224            238
                                                        ---------       --------
      Total liabilities ...........................         3,522          2,982

Shareholders' equity ..............................         9,424          9,101
                                                        ---------       --------
      Total liabilities and shareholders' equity ..       $12,946        $12,083
                                                        =========       ========








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